UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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PACIFIC FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter) _________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC FINANCIAL CORPORATION

Preliminary Proxy Statement

(subject to completion)

March 25, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Financial Corporation (the “Company”) to be held at the Company's administrative headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 23, 2014, at 7:00 p.m.

The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

Please vote by signing, dating, and returning the enclosed proxy card by mail, or by voting via the Internet or by telephone. The enclosed proxy statement includes instructions for voting via the Internet at www.envisionreports.com/PFLC or by telephone by calling 1-800-652-VOTE (8683). If you vote online or by phone, you do NOT need to complete and mail your proxy card. If you plan to attend the meeting, we still encourage you to vote in advance by mail, through the Internet or by phone.

We look forward to seeing you at the meeting.

Sincerely,

Gary C. Forcum	Dennis A. Long
Chairman of the Board	President & Chief Executive Officer

1101 South Boone Street • Aberdeen, WA 98520 • (360) 537-4061

PACIFIC FINANCIAL CORPORATION

1101 S. Boone Street

Aberdeen, Washington 98520

(360) 537-4061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 23, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders of Pacific Financial Corporation (the “Company”) will be held at the Company's administrative headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 23, 2014, at 7:00 p.m., local time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect four directors for a three-year term and one director for a remaining term of one year.

2.	PREFERRED STOCK. To consider and approve proposed amendments to the Company's Articles of Incorporation to authorize up to 5,000,000 shares of preferred stock.

3.	RATIFY ACCOUNTANTS. To ratify our appointment of Deloitte & Touche LLP as our independent registered public accountants for 2014.

4.	OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business expected to come before the meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting or any subsequent adjournments. Shareholders of record at the close of business on March 14, 2014, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

Please vote via the Internet or by telephone in accordance with instructions provided under the heading “Voting by Internet or Telephone” on page 1 of this proxy statement, or by promptly completing, signing, and mailing the enclosed form of proxy in the envelope provided. If you vote by any of these methods and you also attend the meeting, you do not need to vote in person at the meeting, unless you want to change your earlier vote.

By Order of the Board of Directors

Denise Portmann
Corporate Secretary

Aberdeen, Washington

March 25, 2014

IMPORTANT: PROMPT VOTING VIA THE INTERNET, TELEPHONE, OR RETURNING THE ENCLOSED PROXY BY MAIL WILL HELP ENSURE A QUORUM IS PRESENT. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2014: The annual report and proxy statement for the 2014 annual meeting are available at www.edocumentview.com/PFLC.

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Preliminary Proxy Statement
(subject to completion)

PROXY STATEMENT OF
PACIFIC FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
April 23, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Financial Corporation (the “Company”), the holding company for Bank of the Pacific (the “Bank”), to be used at the 2014 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Company's administrative headquarters located at 1101 South Boone Street, Aberdeen, Washington, on Wednesday, April 23, 2014, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card and Annual Report are being mailed to shareholders on or about March 25, 2014.

VOTING AND PROXY PROCEDURE

Record Ownership; Quorum. Shareholders of record as of the close of business on March 14, 2014, are entitled to one vote for each share of Common Stock of the Company then held by each shareholder. As of that date, the Company had 10,182,083 shares of Common Stock issued and outstanding and eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company and the Bank. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the Board's recommended vote on each proposal described in this Proxy Statement. If a shareholder attends the Annual Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow your broker’s or other nominee’s directions on how to vote your shares.

Voting by Internet or Telephone. You may vote by Internet, telephone, or mail. Voting by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy by mail. To vote via the Internet, access the following Web site: www.envisionreports.com/PFLC. To vote by telephone, call 1-800-652-VOTE (8683) and follow the instructions. If you vote via the Internet or by telephone, you do not need to mail your proxy card.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later proxy prior to a vote being taken on the election of directors at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy.

Voting for Directors. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered under applicable regulations and has not received instructions from the beneficial owner. Banks and brokers acting as nominees are not permitted to vote proxies for the election of directors or our proposal to amend our Articles of Incorporation without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Company's Board of Directors (the “Board”) will consist of not less than five and not more than twenty directors, with the exact number determined from time to time by resolution of the Board. The articles also provide that directors will be divided into three classes, which have been designated as Class A, B and C, serve staggered three-year terms, and be divided among the classes as nearly equally as possible. The Board presently includes 11 positions. Each director also serves as a director of the Bank.

The Board is nominating the following individuals for election:

	Class	Term Expiration
Dwayne M. Carter	C	2017
Lori Reece	C	2017
Randy W. Rognlin	C	2017
John Van Dijk	C	2017
Denise Portmann	A	2015

All nominees presently serve as directors of the Company. Ms. Portmann and Ms. Reece were elected by the Board in February of 2014 to fill vacancies created when the Board added director positions in Class A and Class C, respectively.

The proxies solicited by the Board will be voted for the election of Ms. Reece and Ms. Portmann and Messrs. Carter, Rognlin, and Van Dijk, unless marked to withhold a vote as to one or more nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. In considering a nominee as a company director, the Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills enable the Board, as a whole, to satisfy its supervisory responsibilities effectively. To accomplish this, guidelines have been established by the Compensation, Governance and Nominating Committee. These guidelines are further discussed under the subheading “Meetings and Committees of the Board of Directors—Committees—Compensation, Governance and Nominating Committee” below.

The Board of Directors recommends a vote “FOR” each of the nominees for election as a director at the Annual Meeting.

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The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting. The Board of Directors has determined that each director listed below, other than Messrs. Long and Van Dijk, is “independent” as defined in Rule 5605(a)(2) of the listing standards for companies quoted on The NASDAQ Stock Market (“Nasdaq”). There are no family relationships among the directors and executive officers of the Company.

Name	Age	Year First Elected	Term to Expire
Board Nominees

Class C
Dwayne M. Carter	60	2011	2017
Lori Reece	58	2014	2017
Randy W. Rognlin	57	2001	2017
John Van Dijk	66	2013	2017

Class A
Denise Portmann	41	2014	2015

Directors Continuing in Office

Class A
Edwin Ketel	62	2002	2015
Dennis A. Long	65	1997	2015
Randy Rust	66	2003	2015

Class B
Gary C. Forcum	68	1997	2016
Susan C. Freese	59	2001	2016
Douglas M. Shermer	52	2001	2016

The following provides a brief overview of the five nominees' business experience, qualifications, attributes, and skills:

Dwayne M. Carter has been President and General Manager of Brooks Manufacturing, a manufacturer of engineered wood products for the utility industry since 2005. During his tenure, he negotiated multiple four-year labor contracts and reorganized the management team to improve and enhance communication and personnel growth. Prior to joining Brooks Manufacturing, Mr. Carter was employed in the banking industry in various capacities for over thirty years. He served as a senior executive and group manager of a six-state commercial banking division for Washington Mutual, managing a $1.8 billion loan portfolio and providing strategic leadership for a team of 200 fulltime employees. His responsibilities included business development, credit quality, marketing, human resources and administrative affairs. Prior to his service with Washington Mutual Mr. Carter was a senior regional manager with West One Bank, Security Pacific Bank, and Rainier Bank, managing commercial banking teams for each organization. Mr. Carter holds a Bachelor of Science degree from Montana State University and graduated with honors.

Mr. Carter has excellent knowledge of commercial banking and credit quality skills. His experience involving commercial and industrial lending, along with agriculture lending, adds valuable experience to the Board.

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Lori Reece has been a licensed real estate broker since 1980. She has been owner of RE/MAX Whatcom County, Inc. since 1991, which operates three offices located in Bellingham, Sudden Valley and Lynden. Reece is past president of Whatcom County Association of Realtors and Bellingham/Whatcom MLS and currently serves as a director of the State of Washington Association of Realtors. She is also the recipient of the Lifetime Achievement Award from the Whatcom County Association of Realtors. In addition, Ms. Reece has attained the Certified Residential Brokerage Manager (CRB) and Certified Distressed Property Expert (CDPE) designations.

A successful entrepreneur, Ms. Reece also contributes significant expertise and knowledge of the real estate and related business sectors in Whatcom County. In addition, her long-standing leadership in the State of Washington Board of Realtors gives her the ability to contribute valuable insight to the Board regarding real estate market and economic conditions in Washington.

Randy Rognlin has been President and co-owner of Rognlin's, Inc., a heavy civil general construction company, for more than five years. He acquired his interest in the company in 1992. Mr. Rognlin is responsible for managing day to day operations of the Company which has over 120 employees. He originally joined Rognlin's, Inc. in 1975 and has held various supervisory and management positions. In 1991 Mr. Rognlin became a shareholder of Elma Country Club, Inc. which is a real estate holding company. During 1997 he became co-owner of Northwest Rock, Inc. a mining, sand, gravel and aggregate supply company. Mr. Rognlin is also a member of Black River Blues, LLC which is a commercial blueberry farm operation. Mr. Rognlin is a graduate of the Oregon Bankers Association Directors College.

Mr. Rognlin brings extensive construction expertise, real estate investment experience, and an entrepreneurial spirit to the Board. As a lifelong resident and businessman in Aberdeen, Washington, his involvement and significant contacts within our central region communities serves the Board and the Company well.

John Van Dijk served as President and Chief Operating Officer of the Bank from November 2004 until December 31, 2012, and Corporate Secretary of the Company from 1997 until December 31, 2012. Prior to becoming President of the Bank, Mr. Van Dijk served as Executive Vice President and Chief Financial Officer of the Bank beginning in May 1996. Prior to that, Mr. Van Dijk was employed in the thrift industry for 18 years, including five years as Senior Vice President, Chief Financial Officer of Olympia Federal Savings, Olympia, WA, two and a half years as Vice President and Controller for Sterling Financial Group, Spokane, WA, and nearly ten years as Senior Vice President and Chief Operating Officer of Central Evergreen Savings Bank, Chehalis, WA.

Mr. Van Dijk is active in the community having served on the board for the Grays Harbor Country Club. Additionally, he was a board member and previous Chairman of the Community Bankers of Washington. Mr. Van Dijk has significant experience with public company financial reporting and extensive knowledge of generally accepted accounting principles and auditing standards and SEC regulations. The Company believes his understanding of complex business issues and accounting expertise provide him the financial literacy and skills needed to qualify as a 'financial expert', as that term is defined by the SEC.

Denise Portmann was named President and Chief Executive Officer of the Bank on January 1, 2014. She previously served as Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank from 2005 through February, 2014. Ms. Portmann joined the Bank in 2001, serving initially as Senior Vice President and Cashier of the Bank. From 1995 to 1999, she was employed in the public accounting and auditing sector, specializing in financial institutions. Ms. Portmann is a CPA and holds a B.S. degree in Accounting from Central Washington University. She serves on the Board of Trustees of Grays Harbor College in Aberdeen, Washington.

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Ms. Portmann brings to the Board substantial knowledge of the operations of the Bank and the Company, as well as significant experience in financial management, expansion initiatives, capital planning and regulatory compliance.

The following provides a brief overview of the continuing directors' business experience, qualifications, attributes, and skills:

Gary C. Forcum is a private investor and the retired owner and President of Pettit Oil Company, which he sold in 1999. Mr. Forcum was heavily involved in the operations at Pettit Oil, including time spent preparing financial statements and corporate tax returns. Prior to owning Pettit Oil, Mr. Forcum owned a Budweiser distributorship from 1977 to 1990. Mr. Forcum was employed by the Internal Revenue Service from 1971 to 1977 as a business auditor and later as criminal investigator. Mr. Forcum holds a B.A. (Accounting) from the University of Washington.

As a long-time business owner and entrepreneur, Mr. Forcum has significant experience in managing growing companies, including financial management and human resources, along with managing his various investments. Additionally he once served as President of Grays Harbor Country Club and the Lions Club. Mr. Forcum provides the Board with in-depth knowledge of the Bank's operations based on his 15 years' experience on the Board, his community contacts, and his business experience.

Susan C. Freese is a licensed registered pharmacist. She owned Peninsula Pharmacies, Inc. (a three-store company located on the Long Beach, Washington peninsula) from 1987 until she sold the company in 2006. She is currently employed by the new owners as a pharmacist. Ms. Freese and her husband also own commercial fishing vessels, which they have managed successfully in a highly regulated industry. She holds a Bachelor of Pharmacy degree from Washington State University and graduated from the Oregon Bankers Association Directors College.

Ms. Freese is a long-time member of the non-profit Ocean Beach Education Foundation Board of Directors and is very active in the community. Ms. Freese brings extensive knowledge of growing companies in highly regulated industries and familiarity with the economic and business conditions in our southwestern Washington markets.

Edwin Ketel has owned the Oceanside Animal Clinic, a mixed animal practice, for 30 years. He has grown his practice considerably to include six employees today. Dr. Ketel holds a B.S. and a Doctorate of Veterinary Medicine from Washington State University and graduated from the Oregon Bankers Association Directors College in 2003 and 2007.

Dr. Ketel has been involved with many fundraising activities for the Ocean Beach School District. He spearheaded major events to help fund athletics through the Ilwaco Sports Boosters. He also served on many school committees and was a key contributor to an effort to secure approval for a comprehensive bond measure. As a business owner, Dr. Ketel brings management expertise to the Board and has served actively and ably for more than eight years.

Dennis A. Long currently serves as President and Chief Executive Officer of the Company. Mr. Long served in an executive management capacity at both the Company and the Bank from December 1999, when he was appointed President of the Company, until January 1, 2014, when Denise Portmann was appointed President and Chief Executive Officer of the Bank.

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Mr. Long has spent his entire professional life in the financial services industry, attaining positions of increasing responsibility throughout his career. Mr. Long previously served as President of the Southern Puget Sound District of Key Bank, N.A., Tacoma, Washington, from July 1996 to April 1997. From April 1995 to July 1996, Mr. Long served as Retail Project Leader for KeyCorp, the parent company of Key Bank, N.A. He served as Executive Vice President and Retail Banking Manager of Key Bank of Washington, Seattle, Washington, from September 1993 to April 1995. Prior to 1993, Mr. Long served in various management positions with Security Pacific Bank and Rainier Bank, most notably as Senior Credit Officer over Washington, Oregon, Idaho, Alaska and Canada, managing over $7.5 billion in credit relationships. He holds a Bachelor of Arts in accounting with a minor in finance from the University of Puget Sound. Dennis has served in leadership roles in business, community and statewide organizations, including, on the board for the Washington Bankers Association, and he recently concluded a term as Chairman of the Board for the Western Independent Bankers.

Randy Rust is retired and is a private investor. He was the co-owner of Westport Shipyard, Inc. until 2000 when he sold his interest in the company and retired. Mr. Rust originally purchased the company in 1977 with his brother when it had 12 employees and built primarily 36 foot and 56 foot fishing boats. By the time of his retirement, Westport Shipyard had 250 employees and was building primarily 100-foot passenger vessels and 112-foot and 130-foot ocean-going motor yachts at its manufacturing facilities in Westport and Port Angeles, Washington. Mr. Rust was directly responsible for overall management, sales contracting, designs, purchase of manufacturing facilities, and banking relationships, as well as legal, insurance, and accounting matters. Prior to his involvement with Westport Shipyard he was co-owner and general manager of Tacoma Fiberglass Products, Inc., a wholesale distributor of materials to the composite industry. Currently, he is involved with a cranberry bog and a manufacturing business in Hoquiam, WA.

Mr. Rust holds a B.A. (History and Political Science) from Western Washington University and took courses in business law and finance. He is a graduate of the Oregon Bankers Association Directors College. Mr. Rust brings entrepreneurial and management experience to the Board. He is also very active in Washington's central coastal region communities.

Douglas M. Schermer is the owner and President of Wishkah Rock Products and of Schermer Construction, Inc., a heavy civil contractor specializing in constructing roads and bridges for the timber industry. Schermer Construction was founded in 1989 and has grown to 30 employees. From 1996 to 1998 Mr. Schermer was a managing partner in Quigg Bros-Schermer, Inc., a heavy/highway construction company. He also has various business interests including investments in commercial property. Mr. Schermer earned a B.S. (Forest Engineering) from Oregon State University and is a graduate of the Oregon Bankers Association Directors College.

Mr. Schermer is active in the community and has extensive management experience in the forest industry and related businesses, which assists the Bank in that area of its lending programs.

PROPOSAL NO. 2 – AMENDMENTS TO THE ARTICLES OF INCORPORATION

General

The Board has unanimously approved amendments to the Company's Restated Articles of Incorporation (the “Articles”) to increase the authorized capital stock to 30,000,000 shares, divided into 5,000,000 shares of newly authorized preferred stock ($.01 par value per share) and 25,000,000 shares of Common Stock ($1.00 par value per share). Prior to the proposed amendments, the Company had no preferred stock while the 25,000,000 shares of Common Stock were previously authorized. A copy of the proposed amendments is attached as Appendix A. The Board has directed that the proposed amendments, which amend Articles III and V of the Articles, be submitted to a vote of shareholders at the Annual Meeting and recommends that shareholders vote in favor of the proposed amendments.

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Under the terms of the proposed amendments to the Articles, the Board would be granted the authority to create different series of preferred stock, fix the number of shares in each such series, and determine the preferences, limitations, voting powers, and relative rights of each series, without further action by our shareholders, except as may be required by Washington corporate law, by the SEC's rules, or by the rules of any securities exchange on which our Common Stock may then be listed. (Our stock is not currently listed on a securities exchange.) The amendments also move the provisions regarding rights of the holders of Common Stock from Article V to Article III, Section 3.2. The holders of Common Stock do not and will not have preemptive rights to subscribe to any shares of any series or class of stock that may be issued in the future. Once a series of preferred stock is created by the Board, shares of each series of preferred stock could then be issued for such consideration as the Board determined to be adequate.

Examples of rights that the Board would have authority to determine include whether, and to what extent, the shares of each series will have voting rights; whether shares of a particular series will be redeemable or convertible and, if so, under what circumstances; and whether shares of a particular series will be entitled to dividends and other distributions and, if so, the extent to which those shares are entitled to dividends and other distributions; and whether shares of a series will have preference over any other class or series of shares with respect to dividends or distributions, including distributions upon any liquidation or dissolution of the Company.

Reasons for the Amendments

The Board believes that the proposed amendments to the Articles are in the best interests of the Company and our shareholders. The Amendments would provide the Board the authority to issue shares of preferred stock with such terms as the Board deems appropriate from time to time, which would provide us greater flexibility to consider and respond to future business needs and opportunities as they may arise. This authority would enable us to create a series of preferred stock on flexible terms and issue shares of that series to raise capital, otherwise strengthen the Company's balance sheet, and for other corporate purpose of any nature, without the delay and expense of holding a special meeting of shareholders to obtain shareholder approval. Preferred stock could even be used to provide protection against hostile takeovers of the Company, although we have no present intention to use preferred stock for that purpose. The Board has no current plans to designate a series of preferred stock, or issue any shares of a series of preferred stock; instead, it seeks the flexibility to do so as needs or opportunities arise in the future.

If the proposal to amend the Articles to create preferred stock and authorize the Board to issue preferred shares is approved by our shareholders, we will file an amendment to our Articles with the Washington Secretary of State in order to effect the amendments.

Effects on Rights of Common Shareholders

The proposed amendments to the Articles of Incorporation make no change in the total number of common shares authorized for issuance (25,000,000), of which approximately 15,000,000 shares are currently unreserved and available for issuance. The holders of Common Stock will have unlimited voting rights and the unlimited right to receive the Company's net assets upon dissolution, subject to the preferential rights, if any, of preferred shares issued and outstanding from time to time.

If the amendments are approved, the Board would have the authority to issue new series of preferred stock without additional shareholder approval if the directors believe it is consistent with their fiduciary duties to do so. The issuance of shares of preferred stock could result in preferred shares with preferences to the Common Stock being issued, with respect to various rights, including, without limitation, voting rights, rights to dividends, and rights to proceeds upon any liquidation. Any future issuances of preferred stock may dilute the percentage equity ownership of common shareholders and, depending on the price at which shares are issued, could be financially dilutive to existing shareholders.

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Possible Anti-Takeover Effect of Preferred Shares

Shares of authorized and unissued preferred stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change in control of the Company more difficult, and therefore less likely. Such shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The issuance of additional shares of preferred stock could also, in certain circumstances, make the removal of management more difficult, even if such removal would be beneficial to the shareholders generally. Although the authorization of preferred shares and the subsequent issuance of such shares could thus have the effect of delaying or preventing a change in control of the Company, the Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the authorization of preferred shares be used to protect against a hostile takeover.

Other provisions of the Articles making a change in control of the Company more difficult include:

•	the division of the Board into three classes with staggered elections of directors;

•	the absence of cumulative voting for directors;

•	the provision that requires management to call a special meeting of shareholders only upon the request of holders of more than 25% of the outstanding shares of Common Stock;

•	the provision that specifically authorizes the Board to consider non-monetary factors, such as social effects on communities and employees, when evaluating tender offers, merger proposals, or offers to purchase substantially all of the Company's assets; and

•	fair price provisions that impose special requirements for shareholder and Board approval of transactions involving an individual or entity that holds at least 20% of the outstanding Common Stock.

Management has no present plans to propose other measures that may have an anti-takeover effect.

No Dissenter’s Rights

Under Washington law, our shareholders are not entitled to dissenter’s rights with respect to the proposal to amend the Articles to authorize preferred stock.

Required Vote

The affirmative vote of the holders of at least a majority of all the votes entitled to be cast at the Annual Meeting is required for approval of the proposed amendments to the Articles. Accordingly, abstentions and broker non-votes will be treated as having voted against the proposal.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the proposed amendments to the Company's Restated Articles of Incorporation.

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PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board has selected Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014. Although the selection of independent auditors is not required to be submitted to a vote of the shareholders by the Company's charter documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Deloitte & Touche LLP, the Board will ask the Audit Committee to reconsider its recommendation.

Provided that a quorum is present, the selection of Deloitte & Touche LLP as the Company's independent auditors will be ratified if the votes cast in favor of the proposal exceed the votes cast against it at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that shareholders vote in favor of ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission (the “SEC”) to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Persons and groups who beneficially own in excess of 5% of the Company's Common Stock (“5% or Greater Owners”) are required to file reports disclosing such ownership pursuant to the Exchange Act. Except as otherwise noted, the shareholders named in the table below have sole voting and investment power over all shares shown as beneficially owned by them.

The following table sets forth, as of March 1, 2014, information as to the shares of the Common Stock beneficially owned by each 5% or Greater Owner, by each director and nominee for director, by each executive officer, and by all current executive officers and directors of the Company as a group.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
5% or Greater Owners:
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	692,807	(2)	6.8%

Directors and Nominees:
Dwayne C. Carter	11,490		*
Gary C. Forcum	158,162		1.6%
Susan C. Freese	35,470		*
Edwin Ketel	56,509		*
Lori Reece	--		*
Randy W. Rognlin	480,937		4.8%
Randy Rust	141,238		1.4%
Douglas M. Schermer	157,870		1.6%
John Van Dijk	57,750		*

Executive Officers:
Dennis A. Long (3)	154,167		1.5%
Denise Portmann (3)	51,650		*
Douglas N. Biddle	--		*
Bruce D. MacNaughton	45,380		*
All Executive Officers, Directors and Nominees as a Group (13 persons)	1,347,290		13.2%

_______________

* Less than 1% of shares outstanding.

(1)	The amounts shown include shares of Common Stock that the named shareholders have the right to acquire within 60 days after March 1, 2014, through the exercise of stock options granted pursuant to the Company's stock-based compensation plans or through the exercise of warrants to purchase Common Stock as follows:

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Name	No. of Options	No. of Warrants
Wellington Management Company, LLP	--	139,000
Gary C. Forcum	--	13,725
Edwin Ketel	--	6,250
Randy W. Rognlin	--	55,556
Randy Rust	5,500	11,112
Douglas M. Schermer	--	12,500
John Van Dijk	--	2,750
Dennis A. Long	--	4,167
Denise Portmann	56,900	1,400
Bruce D. MacNaughton	37,600	5,556

All Executive Officers and Directors as a group	100,000	113,016

(2)	Based on information contained in the Schedule 13G/A filed February 14, 2014, by Wellington Management Company, LLP (“Wellington”), in its capacity as investment advisor to its client Ithan Creek Master Investors (Cayman) L.P., the record owners of the shares. Wellington reported having shared voting and dispositive power with respect to all 692,807 shares listed.

(3)	Mr. Long and Ms. Portmann are also directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all of the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements during 2013; except that Mr. Long, Ms. Portmann, and Mr. MacNaughton failed to timely file Form 4 reports in connection with grants of stock options and restricted stock units in February 2013.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the Board and through Board committees. During 2013, the Board held ten meetings. Each director attended at least 75% percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees on which that director served.

The Company does not have a policy regarding attendance at annual shareholder meetings by directors. All nine individuals serving as directors at the time of the 2013 annual meeting of shareholders attended the meeting except Mr. Carter and Mr. Rust.

Board Leadership and Risk Oversight

For more than a decade, one of our independent directors has been selected to serve as Chairman of the Board. The Board believes that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company and its shareholders. Having a Chairman who is not a member of management gives our independent directors a more significant role in setting meeting agendas, establishing priorities and the strategic direction of the Company, and fulfilling their oversight function. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

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The Board is responsible for providing oversight of the Company's risk management processes. The Loan Committee (which operates at the Bank board level) is primarily responsible for overseeing the risk management function on behalf of the Board. In carrying out its responsibilities, the Loan Committee works closely with the Bank's Chief Credit Officer. The Loan Committee meets at least quarterly, or more frequently as deemed necessary, with the Chief Credit Officer and other members of management and receives a comprehensive report on risk exposures (including management's assessment of risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Loan Committee provides a report on risk management to the full Bank board on at least a quarterly basis.

In addition to the Loan Committee, other Board committees oversee the management of risks facing the Company in their areas of responsibility. Additional details regarding participation of Board Committees in risk oversight are included below.

Committees

The Board has established, among others, an 'Audit Committee' and a 'Compensation, Governance and Nominating Committee'.

Audit Committee. The responsibilities of the Audit Committee are set forth in the written charter available on the Company's website at www.bankofthepacific.com under “Investor Info.” in the “Corporate Information” section under “Governance Documents.” The Audit Committee met eight times during 2013.

Under its Charter, the duties and responsibilities of the Audit Committee include the appointment, compensation, and oversight of the independent auditors and the internal audit department; overseeing the functioning of the Company's internal control over financial reporting and associated risks; reviewing and approving any major accounting policy changes affecting operating results; reviewing the arrangements for, and scope of, the independent audit and the results of the audit and internal audits; reviewing the scope of non-audit services performed by the independent auditors; ensuring that the auditors are, in fact, independent; establishing and overseeing compliance with policies to prohibit unethical, questionable, or other illegal activities by officers and employees of the Company; and establishing and monitoring procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters. The Audit Committee also is responsible for reviewing the quarterly, annual, and other reports filed with the SEC and the annual report to shareholders.

The members of the Audit Committee include Messrs. Van Dijk (Chair), Forcum, Carter and Rust. The Board has determined that each member who served on the Audit Committee since January 1, 2013, is “independent” as defined in Rule 10A-3 adopted by the SEC under the Exchange Act. All committee members other than Mr. Van Dijk are independent under Rule 5605(a)(2) of the Nasdaq listing standards. The Board considered Mr. Van Dijk's lack of independence under the Nasdaq rule when he was appointed, and elected to nonetheless appoint Mr. Van Dijk as Chair of the Audit Committee due to his extensive financial reporting and auditing expertise. The Board has determined that each of Messrs. Van Dijk, Forcum and Rust is qualified to be an “audit committee financial expert” as defined in the SEC's rules.

Compensation, Governance and Nominating Committee. The responsibilities of the Compensation, Governance and Nominating Committee (the “Compensation Committee”) are set forth in the written charter available on the Company's website at www.bankofthepacific.com under “Investor Info.” in the “Corporate Information” section under “Governance Documents.” The Compensation Committee met five times during 2013. The Board has determined that each member of the Compensation Committee, Messrs. Schermer (Chair), Rognlin, Forcum and Van Dijk is “independent” as defined in Rule 5605(a)(2) of the Nasdaq listing standards, other than Mr. Van Dijk as described under the subheading “Audit Committee” above.

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Under its charter, the Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers and directors. Its specific duties include reviewing the Company's bonus and equity incentive programs, the succession plan for key officers including the Chief Executive Officer (the “CEO”), and director compensation arrangements, and recommending changes to the Board as it deems appropriate, as well as recommending to the Board the annual compensation, including salary, bonus and equity awards, for the CEO. The Compensation Committee also reviews the performance goals established for the Company's incentive compensation programs to, among other things, assure that performance goals and other compensation programs do not encourage excessive risk-taking.

In addition, other responsibilities of the Compensation Committee are to identify individuals qualified to become members of the Board; recommend to the Board the slate of director nominees to stand for election by shareholders; recommend directors to be elected by the Board to fill any vacancies; develop and recommend to the Board the corporate governance practices of the Board; oversee compliance with the Board's policies regarding ethical conduct and conflicts of interest of directors; and handle other matters as the Board or the Compensation Committee Chair deem appropriate.

The Compensation Committee frequently evaluates the Board's composition to determine what attributes are desirable in new director candidates. The Compensation Committee looks for candidates who, as a group, meet the Company's strategic needs, possess the highest personal values, judgment and integrity, have the time and the willingness to understand the regulatory and policy environment in which the Company and the Bank operate, and have diverse experience in key business, financial, and other challenges that face the Company and the Bank. The Compensation Committee does not have any minimum requirements for director nominee qualifications. When the Compensation Committee has a need to identify new candidates (because of a vacancy on the Board or otherwise) it polls the current directors for suggested candidates. To date, the Company has not engaged third-party search firms to identify candidates. Any candidates identified for further consideration are typically interviewed and the Compensation Committee conducts such investigation of the candidate's background as deemed appropriate. The Company has not adopted a formal diversity policy, although it has traditionally sought a board that is geographically representative of its markets of operations.

The Compensation Committee will consider director candidates recommended by shareholders for nomination by the Board. Potential nominees recommended by shareholders are evaluated by the same criteria as other candidates considered by the Compensation Committee and based on the needs of the Board at the time. Shareholders may make recommendations to the Nominating Committee by sending a written recommendation, including a description of the candidate's qualifications and evidence of share ownership, to Douglas M. Schermer, Chair, Compensation, Governance and Nominating Committee, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, WA 98520.

Under the Company's articles, shareholders are also permitted to nominate director candidates directly, subject to certain notice provisions described in more detail under the heading “Shareholder Proposals and Shareholder Nominations for Director” below.

With respect to compensation of our officers and employers, the CEO annually reviews the performance of each executive officer (other than himself) and makes recommendations to the Compensation Committee regarding salary adjustments and annual awards of stock options and cash incentive bonuses and equity-based compensation for the executive officers, if any. The Compensation Committee is responsible for annually evaluating the CEO's performance and presenting its conclusions and recommendations regarding his compensation to the full Board for approval. The CEO does not participate in deliberations by the Compensation Committee or the Board regarding his compensation. The Compensation Committee exercises its own discretion in accepting or modifying the CEO's recommendations regarding the performance and compensation of the Company's other executive officers.

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The Compensation Committee has authority under its charter to retain outside compensation consultants and other advisors, to approve the terms of their retention, including fees for their services, and to terminate any such engagement, subject to approval by the Board. During 2010 and into 2011, the Compensation Committee engaged Amalfi Consulting (the “Consultant”) for the purposes of compensation assessment and planning. The Consultant advised the Compensation Committee with respect to its review, analysis and adoption of a new annual incentive compensation plan providing for performance-based compensation. The Consultant also provided advice with respect to the design and implementation of the 2011 Equity Incentive Plan, which plan was approved by the shareholders at the 2011 annual meeting of shareholders.

Shareholder Communications with the Board

The Board encourages shareholders to send communications directly to the Board. Should a shareholder wish to communicate with the Board, the communications should be mailed to Gary C. Forcum, Chairman, Board of Directors, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, WA 98520. Communications may also be directed to individual directors at the same address.

Your communications should indicate that you are a shareholder. We will forward the communication to the designated addressee or to the appropriate director or committee if no particular individual is specified. We will not forward communications that appear primarily commercial in nature or relate to an improper or irrelevant topic. Correspondence marked 'Confidential' and properly addressed will not be opened prior to forwarding to the Board or individual director.

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DIRECTOR COMPENSATION FOR 2013

The following table summarizes compensation paid to directors, other than Mr. Long, during 2013, including as directors of Bank of the Pacific. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2013.

Name	Fees earned or paid in cash (1)	Option awards (2)	Total
Dwayne Carter	$23,350	$0	$26,900
Gary C. Forcum	$34,600	$0	$33,750
Susan C. Freese	$23,200	$0	$23,900
Edwin Ketel	$22,000	$0	$23,000
Randy W. Rognlin	$24,700	$0	$26,300
Randy Rust	$25,350	$0	$27,350
Douglas M. Schermer	$23,800	$0	$23,900
John Van Dijk	$19,250	$0	$19,250

(1)	Directors currently receive a $19,200 annual retainer fee and fees of $450 per Board meeting attended. The Chairman of the Board currently receives a $24,000 annual retainer fee and fees of $800 per meeting attended. Audit Committee members receive $450 and the Audit Committee Chair receives $550 per committee meeting attended. All other committee members receive $300 per committee meeting attended.

(2)	No stock options were granted to directors during 2013. At December 31, 2013, no directors other Mr. Rust hold options. Mr. Rust holds fully vested options to purchase 5,500 shares, with an exercise price equal to fair market value on the date of grant (as adjusted for a 10% stock dividend effective January 13, 2009).

Annually, the Compensation Committee reviews the amount and form of directors' compensation, including annual retainers and meeting fees, and reports the results of its review to the full Board with any recommended changes. The Compensation Committee may periodically consider Board compensation levels as compared to a relevant peer group of competitive financial institutions, and such other factors that it views as relevant. The current director compensation structure was established in consultation with an outside firm (Milliman) in 2004. Since that time, director compensation has decreased through elimination of retainer fees in months where no meeting occurs. Directors may also receive compensation in the form of stock options or other equity-based awards. There have been no equity awards granted to directors since 2004.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation received by the Chief Executive Officer, the Chief Financial Officer, and the Company's other executive officers for services rendered in all capacities during the two years ended December 31, 2013, and lists the offices held by each during 2013. The Bank pays all compensation of the executive officers, except for Mr. Long and Ms. Portmann, who receive a portion of their compensation from the Company.

Name and Principal Position	Year	Salary		Stock Awards (1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total Compensation
Dennis A. Long	2013	$309,450	(5)	$21,624	$--	$--	$4,781	$335,855
Chief Executive Officer and	2012	304,601	(5)	--	--	32,433	4,688	341,722
President of the Company
and the Bank
Denise Portmann(6)	2013	$167,883		$13,123	$14,000	$--	$6,184	$201,190
Treasurer of the Company	2012	156,096		--	--	19,686	2,922	178,704
and EVP and Chief
Financial Officer of the
Bank
Bruce MacNaughton Vice	2013	$169,963		$12,494	$11,200	$--	$5,959	$199,616
President of the Company	2012	166,933		--	--	18,743	3,037	188,713
and EVP and Chief Credit
Officer of the Bank

(1)	Reflects the grant date fair value of restricted stock units (“RSUs”) granted to executive officers using the closing price of the Common Stock on the grant date, $4.80 per share. Each RSU represents a contingent right to receive one share of Common Stock. The RSUs vest in a single installment on a date three years from the date of grant, and will be settled by delivery of unrestricted shares of Common Stock on the vesting date. Vesting of the RSUs would accelerate upon a change in control or a participant’s death or termination of employment by reason of disability. The awards were in recognition of achievement of performance goals under the Incentive Plan in the prior year.
(2)	The amounts shown represent the grant date fair value (computed in accordance with Topic 718 of the Accounting Standards Codification of the Financial Accounting Standards Board (the “ASC”)), with respect to grants of employee stock options under the 2011 Equity Plan. Assumptions used in calculating grant date fair value are described in Note 12 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”). Options vest in equal annual installments over five years. Vesting would accelerate upon a change of control or a participant’s death or termination of employment by reason of disability.
(3)	Amounts shown represent performance-based cash bonuses paid pursuant to the Company's annual cash incentive bonus program for achievements in 2012. Additional information regarding the bonus program appears under the heading “Incentive Compensation” below.
(4)	Amounts shown represent employer matching contributions to the Bank's 401(k) Profit Sharing Plan. No executive officer received perquisites or other personal benefits with a total value exceeding $10,000 during the years covered by the table.
(5)	Includes director fees received in the amount of $21,400 in 2013 and $22,100 in 2012.
(6)	Ms. Portmann was named President and Chief Executive Officer of the Bank on January 1, 2014.

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Incentive Compensation

On March 9, 2011, the Board approved the Pacific Financial Corporation Annual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan provides annual incentive award opportunities for eligible employees through the use of performance-based incentives.  Payments are based upon attainment of specified goals and objectives determined annually by the Compensation Committee in consultation with our Chief Executive Officer (“CEO”).

Under the Incentive Plan, each year our CEO may submit to the Compensation Committee a list of eligible employees (or employee groups) for participation in the plan for the upcoming year.  In addition, the CEO may provide the Compensation Committee with a summary of the proposed annual incentive award tiers, the incentive award opportunities for each tier, the weighting of company versus department or individual performance goals, and a summary of possible payouts, for review and approval.  Company performance is based on the Company's success as measured by criteria determined by the Compensation Committee.  Department or individual performance criteria will vary based on the position and role of each participant. If the Company does not meet minimum performance levels, there will be no payouts under the Incentive Plan.  Award payouts will be calculated using a ratable approach as a percentage of the participant's salary. The calculation of incentive award payouts is subject to the approval of the Compensation Committee. Executive officers were paid certain incentive compensation and received certain awards of restricted stock units for performance of the Company in 2012 as described in the Summary Compensation Table above. Equity awards are reported as compensation in 2013.

The 2011 Equity Plan provides for awards of both incentive and nonqualified stock options, restricted stock and restricted stock units with time-or performance-based vesting, stock grants, and performance shares or units with vesting tied to attainment of performance goals. Awards under the 2011 Equity Plan may be designed, in the discretion of the Plan Committee, to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended. Ms. Portmann and Mr. MacNaughton received a nonqualified option to purchase 25,000 shares and 20,000 shares, respectively, at an exercise price of $5.00 per share in February 2013.

The table below provides information regarding outstanding stock options and restricted stock units held by the named executive officers at the end of 2013.

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Outstanding Equity Awards at December 31, 2013

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested
Dennis A. Long	0	0	--	--	4,505	(2)	$28,832	(3)
Denise	11,000	0	$14.77	3-10-2015	2,734	(2)	$17,498	(3)
Portmann	11,000	0	$13.77	5-25-2016
	5,500	0	$14.59	6-20-2017
	0	25,000	$5.00	2-11-2023
Bruce	6,600	0	$14.77	3-10-2015	2,603	(2)	$16,659	(3)
MacNaughton	5,500	0	$13.77	5-25-2016
	0	20,000	$5.00	2-11-2023

(1) The options vested or vest in five equal annual installments.

(2) The unvested units vest in one installment three years from the date of grant, or February 11, 2016.

(3) Based on the closing price of the Company's Common Stock on December 31, 2013, or $6.40 per share.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company's equity compensation plans as of December 31, 2013.

	(a)		(b)	(c)
Number remaining
	Number of securities		Weighted-average	available for future
	to be issued upon		exercise price	issuance under equity
	exercise of		of outstanding	compensation plans
	outstanding options,		options, warrants	(excluding securities
Plan Category	warrants and rights		and rights	reflected in column (a))
Equity compensation plans approved by security holders:	625,495	(1)	$9.35	803,869	(2)

Equity compensation plans not approved by security holders:	--		--	--

Total	625,495			803,869	(2)

(1) These options were granted under the 2000 Stock Incentive Compensation Plan and 2011 Equity Incentive Plan. No further grants may be made under the 2000 plan.

(2) Includes shares remaining available under the 2011 Equity Incentive Plan.

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Retirement and Other Benefits

The Company believes that a retirement plan for its executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives. Effective January 1, 2007, the Compensation Committee recommended, and the full Board of Directors approved, a nonqualified supplemental executive retirement plan (the “SERP”) to provide retirement benefits to certain executive officers. The SERP is unsecured and unfunded and there are no Plan assets. The Company has purchased single premium Bank Owned Life Insurance (“BOLI policies”) on the lives of the executives and other officers with a total cash surrender value of $5,817,000 at December 31, 2013, and intends to use income from the BOLI policies to offset SERP benefit expenses. The Company is the beneficiary under these BOLI policies.

Benefits under the SERP will generally vest over a ten-year period with a threshold level of 30%. The level of accumulated (accrued) benefits is based on years of credited service, divided by years of service at normal retirement age of each named executive officer as follows: Mr. Long, 68; Ms. Portmann, 55; and Mr. MacNaughton, 65. Mr. Long may also qualify for reduced benefits in the event of early retirement after reaching age 65.

Annual retirement benefits under each agreement are equal to a fixed amount for each executive as follows: Mr. Long, $133,590; Ms. Portmann, $139,409; and Mr. MacNaughton, $92,432. Assumptions used in calculating the present value of accumulated SERP benefits are described in Note 12 to the Company's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013. Annual benefits are paid for a period of 15 years.

Employees, including executive officers, who meet the eligibility requirements, may contribute up to 15% of their compensation to the Company's 401(k) defined contribution plan. The Company, at its discretion, may match each employee's contribution. In 2013, the company matched employees' contributions at a rate of $.25 per dollar of salary deferred. Executive officers are also provided with the use of company automobiles and reimbursement of country club dues.

Potential Payments upon Termination or Change in Control

Each named executive officer is a party to an employment agreement with the Bank. The agreements automatically renew for an additional year on each one-year anniversary, unless the Bank provides notice of termination, such that the remaining term ranges from two to three years at all times. Notice of termination by the Bank results in severance obligations to the executive as described in more detail below. The employment agreements also provide that any stock options or restricted stock units held will be immediately vested in full upon termination of employment by the Bank other than for cause, including by reason of death or disability.

The employment agreements provide that, in the absence of a change in control, if the executive receives notice of termination by the Bank without cause, the employee will be entitled to receive salary from the date of termination through the end of the then-current term. If the executive is terminated by the Bank within 24 months after a change in control, other than by reason of death or disability or for cause, the executive will be entitled to receive a payment as follows:

Dennis Long	36 times base compensation during most recent calendar month

Denise Portmann	24 times base compensation during most recent calendar month

Bruce MacNaughton	24 times base compensation during most recent calendar month

A termination by each executive will be deemed to have been for “good reason,” thereby also triggering a right to payments under the employment agreements, if, within 24 months following a change in control, and without consent, the executive's assignment with the Bank is changed in a way that results in (1) a material diminution in base compensation, (2) a material diminution in authority, duties, or responsibilities, (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive reports, including a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Bank's CEO (or the Bank's Board of Directors in Mr. Long's case), (4) a material diminution in the budget over which the executive retains authority, (5) a material change in the geographic location at which the executive must perform services, or (6) any other material breach by the Bank. In order to qualify for a “good reason” termination, (A) the executive must provide notice of objection to a change in assignment within 90 days of a change, (B) the Bank must have failed to remedy the change within 30 days, and (C) the executive must voluntarily terminate employment within 30 days of the end of the Bank's cure period.

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Payments due will be paid in equal monthly payments beginning on the 15th day of the calendar month immediately following the termination date and ending on the 15th day of the third calendar month of the calendar year immediately following the termination date. Amounts payable under the employment agreements are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent required by Section 409A of the Code, severance benefits will not be paid or commenced until the expiration of six months following the date of the executive officer's termination.

A “change in control” under the employment agreements means a change in ownership (50% or more of fair market value or voting power) or effective control (20% or more of the total voting stock or replacement of a majority of the directors) of the Bank or a change in ownership of a substantial portion of its assets (one-third or more of total fair market value). “Cause” includes dishonesty; fraud; commission of a felony or a crime involving moral turpitude; deliberate violation of statutes, regulations, or orders; destruction or theft of property or assets of the Bank or its customers; the employee's refusal to perform or gross negligence in the performance of his or her duties; and misconduct materially injurious to the Bank.

If an executive is terminated without cause prior to qualifying for early or normal retirement, the vested percentage of his or her accrued benefit under the SERP, if any, will be payable beginning with the month following the month in which he or she attains normal retirement age. If an executive officer's employment is terminated by reason of disability or death, the executive or his or her beneficiary will be paid an annual benefit equal to the accrued benefit under the SERP for 15 years. If an executive officer's employment is terminated within 24 months following a change in control by the Company without cause or by the executive for good reason, he or she is entitled to receive annual SERP benefits in an amount equal to (a) the executive's vested percentage of the accrued SERP benefit as of the termination date or (b) 50% of the SERP benefit, whichever is greater. “Change in control” for purposes of the SERP benefits is defined in a manner similar to the employment agreements described above, except that the threshold for a change in effective control is 30% (rather than 20%) or more of the total voting stock or replacement of a majority of the directors and a substantial portion of assets is equal to 40% (rather than one-third) or more of total fair market value. “Good reason” as defined in the SERP includes a material decrease in base compensation, in the executive's authority, duties or responsibilities, or in the budget over which he or she has authority; a material change in the executive's office location; or any material breach by the Company of the executive's employment agreement.

The employment agreements include a prohibition on disclosure of confidential information concerning the Bank at any time as well as an agreement not to compete with the Bank for up to two years in the counties in which it is operating.

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The Bank is entitled to receive payment for each breach of these provisions as follows:

Name	Breach of Confidentiality	Breach of Noncompete
Dennis Long	$100,000	$250,000
Denise Portmann	$50,000	$100,000
Bruce MacNaughton	$75,000	$150,000

The Bank may also seek injunctive relief from a court to enforce the provisions.

If an executive provides written notice of termination of employment less than 90 days prior to the termination date, the agreement requires the executive to pay liquidated damages to the Bank ranging from $15,000 to $25,000.

The Bank also entered into an employment agreement with Douglas N. Biddle in connection with his engagement as Executive Vice President and Chief Financial Officer of the Bank on February 10, 2014, as described in the Company’s Current Report on Form 8-K dated February 10, 2014, and filed with the SEC on February 14, 2014.

Deductibility of Executive Compensation

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally limits the deductibility for federal income tax purposes of annual compensation totaling more than $1,000,000 paid to certain executive officers, with exceptions for qualifying performance-based compensation. The Company believes that compensation paid to its executive officers is fully deductible for federal income tax purposes.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and the Company's independent auditors, Deloitte & Touche LLP (“Deloitte”), to review the Company's accounting functions and the audit process and to review and discuss the audited financial statements for the year ended December 31, 2013. The Audit Committee discussed and reviewed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm's independence and considered whether the provision of services to the Company by Deloitte is consistent with maintaining the firm's independence.

Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

John Van Dijk (Chair), Gary C. Forcum, Dwayne C. Carter, and Randy Rust

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AUDITORS

Deloitte & Touche LLP served as the Company's independent auditors for 2013, and performed the audit of the Consolidated Financial Statements of the Company for the year ended December 31, 2013. As noted in Proposal 3 above, Deloitte has been selected for the fiscal year ending December 31, 2014, as well.

A representative of Deloitte is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Fees Paid to Auditors

Fees paid to Deloitte for the fiscal years ended December 31, 2014 and 2013, were as follows:

	2013	2012
Audit Fees	$334,074	$343,710
Audit Related Fees	12,798	13,606
Tax Fees	23,418	24,066
All Other Fees	0	0

Audit Fees. Represents the aggregate fees, including out-of-pocket expenses, for professional services rendered for (i) the audit of the Company's annual financial statements, and (ii) review of financial statements included in the Company's quarterly reports on Form 10-Q.

Audit Related Fees. Represents fees, including out-of-pocket expenses, billed for services related to regulatory compliance reviews.

Tax Fees. Represents fees related to tax compliance, tax advice, and tax planning.

All Other Fees. Represents fees related to analyzing information technology controls and procedures.

The Audit Committee determined that the provision of these audit-related, and other, services was compatible with maintaining the independence of the Company's independent auditors.

Pre-Approval of Fees

All fees and services (including audit and permissible non-audit services) of the Company's independent auditors are required to be reviewed and approved at a meeting of the Audit Committee prior to the engagement. The Audit Committee pre-approved 100% of the fees described above.

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CURRENT EXECUTIVE OFFICERS

The following summary sets forth the age, position, and business experience during the past five years of the Company's executive officers who are not also directors or director nominees of the Company.

Douglas N. Biddle (60) is Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank, having been appointed to all positions February 10, 2014. Mr. Biddle served as Executive Vice President & Chief Financial Officer of PremierWest Bancorp and its subsidiary, PremierWest Bank from January 2011 until April 2013. From 2005 thru 2010 Mr. Biddle served as President & Chief Executive Officer of Plumas Bancorp, a California community bank. During his twenty year career at Plumas Bancorp, Mr. Biddle served in increasingly senior positions including Chief Administrative Officer, Chief Financial Officer and Chief Operating Officer. He earned a BA in Political Science from the University of California—Davis and an MBA from UCLA. Mr. Biddle is a Certified Management Accountant and a former commissioned National Bank Examiner with the Office of the Comptroller of the Currency.

Bruce D. MacNaughton (60) is the Vice President of the Company. He was appointed Executive Vice President and has served as Chief Credit Officer of the Bank since January 2002. Mr. MacNaughton has been employed in the commercial banking industry for over 35 years in various capacities. He was employed by U.S. Bank from 1983 to 2001. From 1989 to 2001, Mr. MacNaughton was a Business Banking Team Leader for U.S. Bank in central Oregon. In 2001, Mr. MacNaughton was promoted to Senior Lender of U.S. Bank with expanded responsibilities for the central and eastern Oregon region, managing a $185 million commercial and agriculture loan portfolio through a network of 21 branch offices and a staff of 18 commercial loan officers.

CODE OF ETHICS

The Company adopted a Code of Ethics that applies to our Chief Executive Officer, President, Chief Financial Officer, and Chief Credit Officer of the Bank. The Code of Ethics is available on our website at www.bankofthepacific.com in the “Corporate Governance” section.

RELATED PERSON TRANSACTIONS

Consistent with applicable federal banking regulations, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to the lender. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, and has adopted a policy to this effect. From time to time the Bank has made loans to executive officers and directors that meet the requirements described above.

Each director and executive officer of the Company is required to notify the Audit Committee of any transaction that may present a conflict of interest with the Company or in which the insider may benefit directly or indirectly. Under the Company's written Code of Business Ethics; Conflict of Interest Policy, the Board has final authority to approve any transaction between a director or officer (or a related party) and the Company. The nature of the transaction must be fully disclosed to the Board. The affected insider must abstain from the approval process and will not be counted in determining a quorum of directors. The Board will approve only those transactions that are fair and reasonable to the Company and as to which a more advantageous arrangement was not reasonably available under the circumstances. Transactions in which the total fees and payments do not exceed $10,000 and which are entered into in the ordinary course of business are excepted from the requirement of Board approval.

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The Bank is a party to a Lease Agreement with 913 Building LLC, a Washington limited liability company in which Ms. Lori Reece, a director, is a member. The lease provides for current monthly rent of $5,353.28 and has a three-year term which ends August 7, 2014, provided the Bank has the right to extend the lease for up to three consecutive terms of three years each.

SHAREHOLDER PROPOSALS AND SHAREHOLDER
NOMINATIONS FOR DIRECTOR

Shareholder Proposals. In order to be eligible for inclusion in the proxy materials of the Company for the 2015 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's administrative headquarters at 1101 S. Boone Street, Aberdeen, Washington, 98520 no later than November 27, 2014. Any such proposals shall be subject to the requirements of the SEC's proxy rules. In addition, if the Company receives notice of a shareholder proposal after March 10, 2015, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Nomination of Candidate for Director. Shareholders may directly nominate director candidates only in accordance with the prior notice provisions contained in the Company's articles. These notice provisions require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the date of the annual meeting (or, if the Company provides less than 21 days' notice of such meeting, no later than seven days after the date on which notice was mailed to shareholders).

MISCELLANEOUS

The Company's 2013 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on March 14, 2014. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company.

A copy of the Company's Annual Report on Form 10-K for 2013 as filed with the SEC will be furnished without charge to shareholders of record on the record date upon written request to Sandra Clark, Asst. Corporate Secretary, Pacific Financial Corporation, 1101 S. Boone Street, Aberdeen, Washington 98520.

By order of the Board of Directors

Aberdeen, Washington	Denise Portmann
March 25, 2014	Corporate Secretary

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Appendix A

AMENDMENT TO

RESTATED ARTICLES OF INCORPORATION
OF
PACIFIC FINANCIAL CORPORATION

Articles III and V of the Restated Articles of Incorporation of Pacific Financial Corporation are amended and restated as follows:

“ARTICLE III

CAPITALIZATION

“3.1 Authorized Classes of Shares. The total authorized capital stock of the corporation is 30,000,000 shares, divided into 5,000,000 shares of preferred stock, $.01 par value per share, and 25,000,000 shares of Common Stock, $1.00 par value per share.

“3.2. Rights of the Common Stock. Subject to provisions governing preferred stock that may from time to time come into existence, the holders of the common stock shall have unlimited voting rights and the unlimited right to receive the net assets of the corporation upon dissolution. Each share of the common stock of the corporation will be entitled to one vote at all meetings of shareholders. Holders of shares of common stock shall not have the right to cumulate votes in the election of directors. Upon the request of any shareholder or shareholders holding in the aggregate more than 25 percent of all the votes entitled to be cast on any issue proposed to be considered at a special meeting of the shareholders, it will be the duty of the secretary to promptly call a special meeting of the shareholders.

“3.3. Limitations, Preferences, and Relative Rights of the Preferred Stock. The Board of Directors is authorized, subject to the provisions of this Article III and of the Washington Business Corporation Act, to provide for the issuance of shares of the preferred stock in series, to fix the number and determine the designation of any such series, and to determine the preferences, limitations, voting powers, and relative rights of each series, including, without limitation, whether and to what extent the shares of that series shall have voting rights, whether shares of that series shall be redeemable or convertible and, if so, under what circumstances, and whether and the extent to which shares of that series shall be entitled to dividends and other distributions, and to preference over any other class or series of shares with respect to distributions, including upon liquidation or dissolution of the corporation.

“ARTICLE V

ABSENCE OF PREEMPTIVE RIGHTS

“No holder of shares of any class of capital stock of the corporation shall be entitled to preemptive rights to acquire any shares of capital stock of the corporation, whether now or hereafter authorized, or to acquire any obligations issued or sold which are convertible into stock of the corporation, other than such rights, if any, as the Board of Directors in its discretion may from time to time determine, and at such price as the Board of Directors may from time to time fix.”

A-1